Exhibit 99.1

Exterran Holdings Reports Second-Quarter 2012 Results
Fabrication backlog of $1,286 million, up 75 percent over year-ago levels

HOUSTON, Aug. 2, 2012 – Exterran Holdings, Inc. (NYSE: EXH) today reported financial results for the second quarter 2012. These results of operations are presented on a consolidated basis including the results of Exterran Partners, L.P.

EBITDA, as adjusted (as defined below), was $101.5 million for the second quarter 2012, and was reduced by charges of $7.6 million related to sales tax audits associated with prior years incorporated in selling, general and administrative expenses. In addition, EBITDA, as adjusted, for the second quarter 2012 excluded a benefit of $4.7 million from a periodic payment received during the quarter from the prior sale of joint venture assets in Venezuela. EBITDA, as adjusted, was $96.2 million for the first quarter 2012 and $82.8 million for the second quarter 2011. Revenue was $630.7 million for the second quarter 2012, compared to $615.2 million for the first quarter 2012 and $644.1 million for the second quarter 2011.

Fabrication backlog was $1,286.4 million at the end of June 2012, compared to $955.3 million at the end of March 2012 and $736.2 million at the end of June 2011. Fabrication bookings were $598.7 million for the second quarter 2012, compared to $482.3 million for the first quarter 2012 and $256.6 million for the second quarter 2011. In the second quarter of 2012, the definition of fabrication backlog was revised to include installations. This change also was made to prior periods for comparative purposes.

Net loss from continuing operations attributable to Exterran stockholders for the second quarter 2012 was $30.5 million, or $0.48 per diluted share, excluding a benefit of $4.7 million from a periodic payment received during the quarter from the prior sale of joint venture assets in Venezuela and excluding other pretax charges totaling $129.8 million, comprised primarily of non-cash long-lived asset impairment charges of $128.5 million related primarily to our U.S. fleet. Due to the expected sale of our Canadian business, our Canadian contract operations and aftermarket services businesses are reflected as discontinued operations in our current and prior period financial results. The long-lived asset impairment charge did not impact our cash flows, liquidity position, or compliance with debt covenants.

Net loss from continuing operations attributable to Exterran stockholders, excluding charges and excluding a benefit of cash proceeds received from the sale of joint venture assets in Venezuela, for the first quarter 2012 was $26.5 million, or $0.42 per diluted share, and net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2011 was $23.8 million, or $0.38 per diluted share.

Exterran Holdings reported a net loss attributable to Exterran stockholders for the second quarter 2012 of $152.6 million, or $2.40 per diluted share, compared to net income attributable to Exterran stockholders for the first quarter 2012 of $5.5 million, or $0.09 per diluted share, and a net loss attributable to Exterran stockholders for the second quarter 2011 of $28.0 million, or $0.45 per diluted share.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners is $7.8 million for the second quarter 2012, as compared to $7.7 million for the first quarter 2012 and $7.1 million for the second quarter 2011.

“We are making progress through several initiatives to improve our business. In the second quarter this included better profitability across our business segments and a record level of bookings in our fabrication business,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “In the second half of the year, we expect improved overall financial results driven primarily by increased fabrication revenues and profitability.”

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call regarding second-quarter 2012 results:

•
Teleconference: Thursday, Aug. 2, 2012 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time. To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial +1-847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 32862817.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, Aug. 2, 2012, until 2:00 p.m. Eastern Time on Thursday, August 9, 2012. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 32862817#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) plus income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges and excluding non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries.  Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a leading provider of natural gas contract operations services to customers throughout the United States.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ operational and financial strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2011, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Revenues:
North America contract operations	$148,564	$150,588	$146,581
International contract operations	112,628	112,786	110,944
Aftermarket services	101,902	89,645	84,812
Fabrication	267,641	262,222	301,731
	630,735	615,241	644,068

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	70,423	74,236	73,906
International contract operations	47,092	43,889	49,766
Aftermarket services	77,528	71,731	77,647
Fabrication	241,357	235,602	269,352
Selling, general and administrative	94,134	94,839	90,450
Depreciation and amortization	88,909	85,111	90,412
Long-lived asset impairment	128,543	4,122	2,063
Restructuring charges	1,266	3,047	-
Interest expense	36,968	37,991	34,586
Equity in income of non-consolidated affiliates	(4,728)	(37,339)	-
Other (income) expense, net	8,752	(6,094)	(2,853)
	790,244	607,135	685,329

Income (loss) before income taxes	(159,509)	8,106	(41,261)
Benefit from income taxes	(35,502)	(343)	(14,113)
Income (loss) from continuing operations	(124,007)	8,449	(27,148)
Loss from discontinued operations, net of tax	(42,891)	(1,162)	(3,076)
Net income (loss)	(166,898)	7,287	(30,224)
Less: Net (income) loss attributable to the noncontrolling interest	14,290	(1,792)	2,198
Net income (loss) attributable to Exterran stockholders	$(152,608)	$5,495	$(28,026)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(1.73)	$0.10	$(0.40)
Loss from discontinued operations attributable to Exterran stockholders	(0.67)	(0.01)	(0.05)
Net income (loss) attributable to Exterran stockholders	$(2.40)	$0.09	$(0.45)
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(1.73)	$0.10	$(0.40)
Loss from discontinued operations attributable to Exterran stockholders	(0.67)	(0.01)	(0.05)
Net income (loss) attributable to Exterran stockholders	$(2.40)	$0.09	$(0.45)
Weighted average common and equivalent shares outstanding:
Basic	63,478	64,515	62,669
Diluted	63,478	64,596	62,669

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(109,717)	$6,657	$(24,950)
Loss from discontinued operations, net of tax	(42,891)	(1,162)	(3,076)
Net income (loss) attributable to Exterran stockholders	$(152,608)	$5,495	$(28,026)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Revenues:
North America contract operations	$148,564	$150,588	$146,581
International contract operations	112,628	112,786	110,944
Aftermarket services	101,902	89,645	84,812
Fabrication	267,641	262,222	301,731
Total	$630,735	$615,241	$644,068

Gross Margin (1):
North America contract operations	$78,141	$76,352	$72,675
International contract operations	65,536	68,897	61,178
Aftermarket services	24,374	17,914	7,165
Fabrication	26,284	26,620	32,379
Total	$194,335	$189,783	$173,397

Selling, General and Administrative	$94,134	$94,839	$90,450
% of Revenues	15%	15%	14%

EBITDA, as adjusted (1)	$101,457	$96,151	$82,786
% of Revenues	16%	16%	13%

Capital Expenditures	$112,382	$115,472	$53,884
Less: Proceeds from Sale of PP&E	(16,248)	(9,785)	(3,134)
Net Capital Expenditures	$96,134	$105,687	$50,750

Gross Margin Percentage:
North America contract operations	53%	51%	50%
International contract operations	58%	61%	55%
Aftermarket services	24%	20%	8%
Fabrication	10%	10%	11%
Total	31%	31%	27%

Total Available Horsepower (at period end):
North America contract operations	3,285	3,558	3,605
International contract operations	1,254	1,257	1,196
Total	4,539	4,815	4,801

Total Operating Horsepower (at period end):
North America contract operations	2,811	2,825	2,784
International contract operations	996	957	980
Total	3,807	3,782	3,764

Total Operating Horsepower (average):
North America contract operations	2,820	2,827	2,782
International contract operations	989	956	978
Total	3,809	3,783	3,760

Horsepower Utilization (at period end):
North America contract operations	86%	79%	77%
International contract operations	79%	76%	82%
Total	84%	79%	78%

Fabrication Backlog:
Compression & accessory	$297,012	$330,992	$221,014
Production & processing equipment	677,629	551,975	487,760
Installation	311,737	72,364	27,413
Total	$1,286,378	$955,331	$736,187

Debt to Capitalization:
Debt	$1,803,906	$1,709,451	$1,704,200
Exterran stockholders' equity	1,351,212	1,500,005	1,712,861
Capitalization	$3,155,118	$3,209,456	$3,417,061
Total Debt to Capitalization	57%	53%	50%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(166,898)	$7,287	$(30,224)
Loss from discontinued operations, net of tax	(42,891)	(1,162)	(3,076)
Income (loss) from continuing operations	(124,007)	8,449	(27,148)
Depreciation and amortization	88,909	85,111	90,412
Long-lived asset impairment	128,543	4,122	2,063
Restructuring charges	1,266	3,047	-
Investment in non-consolidated affiliates impairment	-	224	-
Proceeds from sale of joint venture assets	(4,728)	(37,563)	-
Interest expense	36,968	37,991	34,586
(Gain) loss on currency exchange rate remeasurement of intercompany balances	10,008	(4,887)	(3,014)
Benefit from income taxes	(35,502)	(343)	(14,113)
EBITDA, as adjusted (1)	101,457	96,151	82,786
Selling, general and administrative	94,134	94,839	90,450
Equity in income of non-consolidated affiliates	(4,728)	(37,339)	-
Investment in non-consolidated affiliates impairment	-	(224)	-
Proceeds from sale of joint venture assets	4,728	37,563	-
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(10,008)	4,887	3,014
Other (income) expense, net	8,752	(6,094)	(2,853)
Gross Margin (1)	$194,335	$189,783	$173,397

Net income (loss) attributable to Exterran stockholders	$(152,608)	$5,495	$(28,026)
Loss from discontinued operations	42,891	1,162	3,076
Charges, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	82,940	2,247	1,193
Restructuring charges	1,005	1,920	-
Investment in non-consolidated affiliates impairment	-	224	-
Proceeds from sale of joint venture assets	(4,728)	(37,563)	-
Net loss from continuing operations attributable to Exterran stockholders, excluding charges	$(30,500)	$(26,515)	$(23,757)

Diluted Income (loss) from continuing operations attributable to Exterran stockholders per common share	$(1.73)	$0.10	$(0.40)
Adjustment for charges, after-tax, per common share (2)	1.25	(0.52)	0.02
Diluted net loss from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1) (2)	$(0.48)	$(0.42)	$(0.38)

(1) Management believes disclosure of EBITDA, as adjusted, Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) The weighted average per common shares outstanding in the diluted income (loss) calculation, excluding charges for the three months ended March 31, 2012 is adjusted to exclude the following shares that are included in the calculation of diluted income (loss) per share as the effects would have been anti-dilutive: 1,330,000 shares of unvested restricted stock, 54,000 shares on the exercise of options and vesting of restricted stock units and 27,000 shares on the settlement of employee stock purchase plan shares.